Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-116985) pertaining to the Stock Acquisition Rights (No. 1), Form S-8 (No. 333-126203) pertaining to the Stock Acquisition Rights (No. 2), Form S-8 (No. 333-134590) pertaining to the Stock Acquisition Rights (No. 3), Form S-8 (No. 333-135430) pertaining to the Stock Acquisition Rights (No. 4), Form S-8 (No. 333-141988) pertaining to the Stock Acquisition Rights (No. 5 and 6) and Form S-8 (No. 333-144112) pertaining to the Stock Acquisition Rights (No. 7 and 8) of Nomura Holdings, Inc. of our report dated July 12, 2007, with respect to the consolidated financial statements of Nomura Holdings, Inc., Nomura Holdings, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Nomura Holdings, Inc., included in the Annual Report (Form 20-F) for the year ended March 31, 2007.

/s/ Ernst & Young ShinNihon

Tokyo, Japan

July 12, 2007